UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2015
Date of Report (Date of earliest event reported)

Uranerz Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	82605
(Address of principal executive offices)	(Zip Code)

(307) 265-8900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On January 4, 2015, Uranerz Energy Corporation, a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Fuels Inc., an Ontario corporation (“Energy Fuels”), and EFR Nevada Corp., a Nevada corporation and wholly owned subsidiary of a subsidiary of Energy Fuels (“Merger Sub”). The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”), and as a result the Company will continue as the surviving operating corporation and as an indirectly wholly owned subsidiary of Energy Fuels.

Exchange Ratio

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company (“Common Stock”) will be canceled and extinguished and automatically converted into the right to receive 0.255 common shares of Energy Fuels (the “Exchange Ratio”).

At the Effective Time, Energy Fuels will assume all outstanding options to purchase Common Stock (the “Company Options”) and all outstanding warrants to purchase the Common Stock (the “Company Warrants”). The Company Options and Company Warrants will be adjusted in accordance with their terms, such that the number of Energy Fuels shares received upon exercise and the exercise price will reflect the Exchange Ratio.

Director Approvals and Recommendations

The Board of Directors of the Company, based upon the unanimous recommendation of a special committee of independent directors of the Company (the “Special Committee”), and the Board of Directors of Energy Fuels have each approved the Merger. In addition, the Boards of Directors of both the Company and Energy Fuels have each resolved to recommend that their respective shareholders vote in favor of the Transaction.

Shareholder Approvals

The completion of the Merger will be subject to the approval of at least a majority of the holders of the outstanding common shares of the Company, as well as at least a majority of the votes cast by the Company’s shareholders, excluding directors and officers of the Company, at a special meeting to be called to consider the Merger.

Pursuant to the rules of the Toronto Stock Exchange, the Merger is also subject to the approval of at least a majority of the votes cast by Energy Fuels shareholders at a special meeting to be called to consider the Merger.

The Merger Agreement provides that, upon consummation of the Merger, Energy Fuels shall cause three nominees of the Company to be appointed to the board of directors of Energy Fuels.

Conditions to Closing

In addition to the approval of the shareholders of each of the Company and Energy Fuels, as described above, the completion of the Merger will be subject to the satisfaction of other customary closing conditions, including, among others:

•	the declaration by the Securities and Exchange Commission (“SEC”) of the effectiveness of the Registration Statement on Form F-4 to be filed by Energy Fuels with the SEC in connection with the Merger,

•

the common shares of Energy Fuels to be issued in connection with the Merger, and to be issued upon exercise of the assumed Company Options and Company Warrants, will have been approved (or conditionally approved, as applicable) for listing on the NYSE MKT and the Toronto Stock Exchange, and

•	the receipt of all regulatory approvals necessary for the completion of the Merger.

Representations and Warranties; Covenants

Each of the Company and Energy Fuels has agreed to customary and generally reciprocal representations, warranties and covenants in the Merger Agreement. Among these covenants, both the Company and Energy Fuels have agreed to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary deal support provisions, including a reciprocal break fee of US$5,000,000 payable if the Merger is not completed under certain circumstances. In addition, the Merger Agreement includes customary and reciprocal non-solicitation covenants, as well as a reciprocal right to match any superior proposal that may arise.

Termination

The Merger Agreement contains certain termination rights for both the Company and Energy Fuels, including in the event that the Merger is not consummated by July 31, 2015 or if the requisite stockholder approvals are not received.

The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by the Company as a result of the Company entering into an agreement for an alternative transaction, the Company may be required to pay to Energy Fuels a termination fee of US$5.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an Exhibit hereto by amendment.

Voting Agreements

Concurrent with the execution of the Merger Agreement:

•

The Company entered into support agreements with directors and certain officers of Energy Fuels, pursuant to which each securityholder agreed, upon the terms and subject to the conditions set forth therein, (a) to vote their Energy Fuels common shares in favour of the Merger, and (b) to not sell or otherwise transfer their shares pending completion of the Merger. The securityholders of Energy Fuels entering into the voting agreements collectively hold approximately 0.4% of the outstanding shares of Energy Fuels.

•

Energy Fuels entered into support agreements with the directors and certain officers of the Company, pursuant to which each securityholder agreed, upon the terms and subject to the conditions set forth therein, (a) to vote their shares of the Company’s common stock for the Merger, and (b) to not sell or otherwise transfer their shares pending completion of the Merger. The shareholders of the Company entering into the voting agreements collectively hold approximately 4.0% of the outstanding shares of the Company.

A form of each of the support agreements will be filed as an Exhibit hereto by amendment. The foregoing description of the support agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the support agreements.

Item 8.01	Other Events

A copy of a joint press release issued by the Company and Energy Fuels on January 5, 2015, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed combination of the Company and Energy Fuels. In connection with the proposed business combination, Energy Fuels intends to file relevant materials with the SEC, including a registration statement on Form F-4 that will include a proxy statement of the Company that also constitutes a prospectus of the Energy Fuels. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND PROSPECTUS INCLUDED THEREIN, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, the parties' ability to consummate the Merger; the conditions to the completion of the Merger, including the receipt of shareholder and regulatory approvals required for the Merger may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Merger; the volatility of the international marketplace; future uranium prices; the ability to raise capital to fund project development; the ability to complete future acquisitions and other risk factors as described from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	News Release dated January 5, 2015 (1), (2)

(1)	Filed herewith

(2)	The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: January 5, 2015	By:	/s/ “Glenn Catchpole”

Glenn Catchpole
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	News Release dated January 5, 2015 (1), (2)

(1)	Filed herewith

(2)	The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.